EXHIBIT 10.12

               DEALER CONTRACT WITH HANDY HARDWARE WHOLESALE, INC.

THIS AGREEMENT, between [       ], a  [           ],  hereinafter referred to as
"Dealer," and Handy Hardware Wholesale, Inc., a Texas corporation with its principal office at 8300 Tewantin Drive, Houston, Harris County, Texas 77061, hereinafter referred to as "Handy."

The parties agree as follows:

                            ARTICLE I. HANDY AGREES:
                            -----------------------
SECTION 1. To sell merchandise and furnish services to Dealer at Handy's purchase price for the merchandise, plus any freight, drayage or other expenses entailed in delivering such merchandise into Handy's stock, plus any additional charges as may be determined from time to time by Handy's Board of Directors, which charges may vary, based upon the types of merchandise involved, method of offering the merchandise and the means of offering the merchandise.

SECTION 2. To sell such merchandise and furnish services to Dealer F.O.B. Handy's warehouse nearest to Dealer. Merchandise will be delivered to Dealer's store by Handy's trucks or by common carrier with delivery charges to be set by Handy.

SECTION 3. To permit Dealer the use of the "Handy Hardware Store" trade name and trademark, and to sell merchandise and render services only at Dealer's address as set forth in this Contract. These rights are personal to Dealer and are not transferable or assignable by Dealer and any attempted transfer or assignment of same shall be null and void.

SECTION 4. To furnish Dealer various Handy signs that will be listed in a separate agreement, a general catalog and other materials for Dealer's operation as a Handy Hardware Store. The items are the property of Handy, and Handy has the sole right (subject to licenses it may grant) to use such trademarks, trade names and other materials.

                           ARTICLE II. DEALER AGREES:
                           -------------------------
SECTION 1. To purchase shares of Handy stock as set forth in the subscription to Shares Agreement of even date herewith between Handy and Dealer.

SECTION 2. That in order to defray in part the costs of establishing Dealer's account, Dealer will pay Handy an initial service charge, with the amount of such service charge being set to cover such costs as they may exist at that time. This service charge is not refundable.

SECTION 3. That all information furnished Dealer, such as bulletins, check lists, price services, illustrated catalogs, catalog price pages, pre-arrival forms, etc., is confidential and Dealer shall at no time divulge or display any of the informative material pertaining to prices, shipment, lines, invoices or brands of merchandise to anyone who is not affiliated with Handy.

SECTION 4. That illustrated price service, catalogs, and bulletins and all their contents are the property of Handy and furnished to Dealer as a service, and such service may at any time be discontinued by Handy and the illustrated price service, catalogs and price lists shall thereupon promptly be returned to Handy. A catalog service charge will be assessed Dealer monthly and will be paid by Dealer within five (5) days from billing date.

SECTION 5. That in the event this Contract is terminated for any reason, Dealer shall remove and return to Handy within thirty (30) days from the date of such termination, all materials furnished Dealer by Handy, including but not limited to store identifications, signs, window decals, catalogs, etc.

SECTION 6. That Dealer's placing of orders with Handy will be done according to policies as are then established by Handy.

SECTION 7. To pay all invoices then due. Each invoice will be marked with the date that it is due for payment. A statement will be rendered by Handy at the



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end of each payment period (as such payment  periods are  established by Handy).
Dealer will pay the full amount of the statement without deduction or set-off. Any claims for credit must be approved in writing by Handy and, once approved, a Credit Memo will be issued by Handy. "Future Dated" invoices will be payable on the date marked on the invoice and payment will be made on the due date shown on the invoice. Dealer has five (5) days of grace to effect payment of any account beyond the due date. If the account remains unpaid after the five (5) day grace period, the account is considered past due and Dealer will not receive further shipments from Handy and all "Future Dated" invoices shall immediately become due and payable. All past due accounts shall bear interest from the due date at the "Handy Hardware Dealer Rate" to be determined from time to time by the Board of Directors of Handy, but in no event shall the interest rate exceed the highest legal rate permitted by the laws of the State of Texas. Dealer agrees to pay all costs and expenses, including court costs and attorneys' fees, if Dealer's account is placed in the hands of an attorney for collection.

SECTION 8. The terms of payment may be changed by the Board of Directors of Handy at any time and will be binding upon Dealer as of the effective date of any change, but in no event shall the interest rate payable on past due accounts exceed the highest legal rate permitted by the laws of the State of Texas. In the event of the termination of this Contract for any reason, all invoices, including those that are "Future Dated" and all other indebtedness from Dealer to Handy, shall immediately become due and payable.

SECTION 9. To attend Dealer Meetings and Merchandise Showings which Handy agrees to hold at intervals as determined by Handy, for the purpose of keeping Dealer better informed as to the trends of merchandising, new merchandise offerings and to enable Dealer to exchange ideas with fellow Handy Dealers.

SECTION 10. To participate actively in the consumer sales promotions developed by Handy.

SECTION 11. That catalogs and price information distributed to Dealer by Handy will be kept up to date by the prompt and careful insertion of current information furnished by Handy. To return no merchandise whatsoever without the written consent of Handy. To make all claims for shortages, overages, damages and defective merchandise in accordance with the policy of Handy regarding these items. The policy governing these items may be changed from time to time by Handy.

SECTION 12. To use the store identification, sign window decals, and other items incorporating Handy's trademark and trade name only in such manner as is permitted in this Contract, and License Agreement with Handy, and pursuant to policies established by Handy.

SECTION 13. To participate actively in the various pre-arrival offers and other Dealer aid services offered by Handy.

                              ARTICLE III. GENERAL:
                              --------------------
SECTION 1. This Contract in no way, fashion or manner regulates or restricts Dealer in regard to Dealer's advertising (except for the use of the trademark and trade name of Handy, which use is subject to the terms of this Contract and any License Agreement with Handy), methods of operation or from whom Dealer may purchase merchandise and/or services or to whom Dealer may sell.

SECTION 2. This Contract shall continue in force from year to year unless terminated by either party's giving sixty (60) or more days written notice at any time to the other party of its intention to terminate this Contract, provided however that this Contract may be terminated by Handy only (a) after breach of any covenant or obligation of Dealer under this contract or (b) for any reason upon approval of two-thirds majority vote of the entire Board of Directors of Handy.

SECTION 3. This Contract shall be subject to and governed by the laws of the State of Texas. All obligations of Dealer under this Contact are performable in Houston, Harris County, Texas, and all sums payable by Dealer hereunder are payable at handy's offices in Houston, Harris County, Texas. The parties agree that venue and jurisdiction for purposes of any and all lawsuits, causes of action or other disputes shall be in Harris County, Texas. This Contract supersedes any prior Contract between Dealer and Handy. Should any portion of this Contract be held legally invalid or unenforceable, the balance of this Contract shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions. No change in or to this Contract shall be valid without first being reduced to writing and signed by Handy at its offices in Houston, Harris County, Texas.



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SECTION 4. This  Contract is valid only for  Dealer's  address as listed in this
Contract and for the owner as listed in this Contract. Any change in ownership, change of Dealer, legal status, or change of store locations are subject to prior written approval of Handy.

SECTION 5. It is further understood and agreed that the affixing of Dealer's signature and seal hereto constitutes in offer only and this Contract shall no force or effect until duly accepted and countersigned by Handy at its principal office in Houston, Harris County, Texas.

WITNESS Dealer's Handy and Seal this the      day of             , 2001.

                  Dealer's Name:
                                ------------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------
                  Street Address:
                                 -----------------------------------------------
                  City, State, Zip:
                                   ---------------------------------------------

ACCEPTED this the     day of                ,  2001, at Houston,  Harris County,
Texas by HANDY HARDWARE WHOLESALE, INC. by its duly authorized agent.

                                                  HANDY HARDWARE WHOLESALE, INC.
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


















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